EXHIBIT 8.2

[LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

December 1, 2009

Marvel Entertainment, Inc.

417 Fifth Avenue

New York, NY 10016

Ladies and Gentlemen:

We have acted as counsel to Marvel Entertainment, Inc., a Delaware corporation (“Marvel”), in connection with the proposed merger of Maverick Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”) and direct, wholly-owned subsidiary of The Walt Disney Company, a Delaware corporation (“Disney”), with and into Marvel, with Marvel as the surviving corporation (the “Merger”), followed immediately after the effective time of the Merger by a merger of Marvel, as the surviving corporation in the Merger, with and into Maverick Merger Sub, LLC, a single member Delaware limited liability company and direct, wholly-owned subsidiary of Disney (“Merger LLC”), with Merger LLC as the surviving company (the “Upstream Merger,” and together with the Merger, the “Transaction”) on the terms and conditions set forth in the Agreement and Plan of Merger by and among Disney, Marvel, Merger Sub, and Merger LLC, dated as of August 31, 2009 (together with the documents and agreements described therein, the “Merger Agreement”). In that connection, we have participated in the preparation of a registration statement filed on Form S-4 (File No. 333- 162063) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on September 22, 2009, as amended through the date hereof (the “Registration Statement”).

In rendering the opinions set forth herein (the “Opinions”), we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the representation letters of Disney, Marvel, Merger Sub, and Merger LLC each dated today, which have been delivered to us for purposes of the Opinions (the “Officer’s Certificates”), and (iv) such other documents, certificates and records as we have deemed necessary and appropriate for purposes of rendering our Opinions. In addition, we have assumed (without independent investigation or verification) that (i) the statements concerning the Transaction contained in the Registration Statement and other documents or materials referred to herein are true, correct and complete, and will continue to be so, and no action has been or will be taken that is inconsistent with any such statement or that makes any such statement untrue, incorrect, or incomplete, (ii) the terms of the documents or other materials referred to herein will be complied with in all material respects, (iii) the factual representations set forth in each of the Officer’s Certificates are true, correct and complete, and will continue to be so, and no action has been or will be taken that is inconsistent with any such representation or that makes any such representation untrue, incorrect, or incomplete, (iv) the factual representations made in the Registration Statement, the Merger Agreement, the Officer’s Certificates or other documents or materials referred to herein “to the best knowledge of,” “in the belief of,” or similarly qualified are true, correct and complete without such qualification, (v) the Transaction will be consummated in the manner contemplated by, and in accordance with the terms set forth

Marvel Entertainment, Inc.

December 1, 2009

in, the Registration Statement, and in accordance with the provisions of the Merger Agreement, without the waiver or modification of any of the terms or conditions contained therein, (vi) each document submitted to us has been or will be duly executed and validly signed (and filed, where applicable) to the extent required in the same form as it has been provided to us, (vii) each document submitted to us will be legal, valid, binding and enforceable, and (viii) all obligations imposed on, or covenants agreed to by, the parties pursuant to the documents or other materials referred to herein have been or will be performed or satisfied in accordance with their terms.

Based on and subject to the foregoing, we hereby confirm that:

(i) the discussion set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Transaction,” subject to the limitations, qualifications and assumptions set forth therein, constitutes our opinion to you as to the United States federal income tax consequences that are anticipated to be material to holders of shares of Marvel common stock addressed in the discussion insofar as the discussion sets forth statements of United States federal income tax law or legal conclusions with respect thereto; and

(ii) in our opinion, the Merger and the Upstream Merger, considered together as a single integrated transaction for United States federal income Tax purposes along with the other transactions effected pursuant to the Merger Agreement, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that each of Disney and Marvel will be a party to the “reorganization” within the meaning of Section 368(a) of the Code.

The Opinions express our view only as to United States federal income tax laws in effect as of the date hereof. In rendering our Opinions, we have considered applicable provisions of the Code, the Treasury Regulations thereunder, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, in each case in effect on the date hereof. It should be noted that such authorities upon which the Opinions rely are subject to change at any time either prospectively or retroactively, and any such change might affect the conclusions stated herein. Except as set forth above, we express no other opinions.

The Opinions are furnished by us as counsel to Marvel. We hereby consent to the filing of the Opinions as an exhibit to the Registration Statement and to the reference to us as tax counsel in the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP